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                                                                   EXHIBIT 99.1

                [LETTERHEAD OF KOO KOO ROO CALIFORNIA KITCHEN]

FOR IMMEDIATE RELEASE
---------------------
Ronald D. Garber
General Counsel
Koo Koo Roo, Inc.
(310) 479-2080

                             KOO KOO ROO STATEMENT

     Los Angeles, California, February 3, 1998/PRNewswire/ -- Koo Koo Roo, Inc. (Nasdaq: KKRO) announced today that, as of the close of business on February 3, 1998, that of the $29,000,000 of Series "B" Adjustable Convertible Preferred Stock originally issued approximately $11,500,000 remains outstanding and of the $30,000,000 of Series "A" Adjustable Convertible Preferred Stock originally issued approximately $3,400,000 remains outstanding. As a result, there are now approximately 36 million shares of Common Stock outstanding. The increase in Common Shares outstanding since the Company's most recent Form 10-Q for the third quarter reflects the conversion of preferred shares and the sale of the underlying Common Stock and the exercise of related warrants in accordance with their terms through the close of business on February 3, 1998.